Exhibit 99.1

NEWS RELEASE

For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com

ORBITAL REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

— Revenues Grow 10% on Satellite and Launch Vehicle Sales Increases —

— Company Announces New $50 Million Securities Repurchase Plan —

(Dulles, VA 21 April 2005) — Orbital Sciences Corporation (NYSE: ORB) today announced its financial results for the first quarter of 2005, reporting strong revenue, operating income, net income and cash flow results. The company also announced its intentions to repurchase up to $50 million of its outstanding securities during the next 12 months.

Orbital’s first quarter 2005 revenues were $167.1 million, up 10% over first quarter 2004 revenues of $151.4 million. Operating income was $12.2 million, as compared to $14.2 million in the same quarter last year which included a $2.5 million non-recurring gain.

First quarter 2005 net income was $6.2 million, or $0.10 per diluted share. Adjusted net income* for the first quarter of 2005, which excludes non-cash income tax expense, was $10.1 million, or $0.16 adjusted diluted earnings per share*, compared to net income of $11.5 million, or $0.18 diluted earnings per share, in 2004. Orbital reported first quarter 2005 free cash flow* of $5.1 million.

Commenting on the first quarter of 2005, David W. Thompson, Chairman and Chief Executive Officer, said, “The company started the year with solid operational, new business and financial performance. Our launch vehicles business segment exhibited a strong gain in operating profit and our satellites segment continued its robust revenue growth.” He added, “While Orbital continued to invest in growth opportunities in these businesses, the company also received approval from its Board of Directors to deploy some of our expanding cash balances to extend our program to buy back stock or notes during the coming year.”

* “Free cash flow,” “adjusted net income” and “adjusted diluted earnings per share” are non-GAAP financial measures discussed in this release. For additional details, please refer to the section of this press release entitled “Disclosure of Non-GAAP Financial Measures.”

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Orbital Sciences Corporation s 21839 Atlantic Blvd., Dulles, VA 20166 s 703-406-5000

Orbital Reports First Quarter 2005 Financial Results

Financial Highlights

     Summary financial results were as follows (in millions, except per share data):

	First Quarter
	2005	2004
Revenues	$167.1	$151.4
Operating Income	12.2	14.2
Net Income	6.2	11.5
Diluted Net Income per Share	$0.10	$0.18

Supplemental Financial Information

In the fourth quarter of 2004, the company reversed most of its deferred tax valuation allowance. As a result, the company recorded substantially higher income tax expense in the first quarter of 2005, including significant non-cash income taxes. The following information presents the company’s adjusted net income for the first quarter of 2005, which is determined by adding back the portion of income tax expense that is offset by net operating loss carryforwards and other deferred tax assets. These supplemental results are provided so investors can more easily compare 2005 net income to 2004 net income, in which no such income tax expense was recorded (see the section of this press release entitled “Disclosure of Non-GAAP Financial Measures”) (in millions, except per share data):

	First Quarter
	2005	2004
Reported Net Income	$6.2	$11.5
Add Portion of Income Tax Expense Offset by Net Operating Losses and Other Deferred Tax Assets	3.9	—

Adjusted Net Income	$10.1	$11.5

Adjusted Diluted Earnings Per Share	$0.16	$0.18
Diluted Shares	63.5	65.4

Revenues

Revenues by segment for the first quarter were as follows (in millions):

	First Quarter
	2005	2004
Launch Vehicles	$80.0	$76.5
Satellites and Related Space Systems	82.4	69.4
Transportation Management Systems	7.0	7.3
Eliminations	(2.3)	(1.8)

Total Revenues	$167.1	$151.4

Orbital’s first quarter 2005 revenues were $167.1 million, up 10% over first quarter 2004, primarily due to a 19% revenue increase in the company’s satellites and related space systems

Orbital Reports First Quarter 2005 Financial Results

segment and a 5% revenue increase in the launch vehicles segment. The satellites and related space systems segment growth was driven by significantly higher revenues from science, technology and defense satellite contracts, offset partially by lower revenues in the company’s communications satellites product line. The launch vehicles segment growth was driven by higher revenues in the missile defense interceptor launch vehicles and target launch vehicles product lines which were partially offset by lower space launch vehicles product line revenues.

Operating Income

Operating income by segment for the first quarter was as follows (in millions):

	First Quarter
	2005	2004
Launch Vehicles	$9.0	$6.9
Satellites and Related Space Systems	2.8	4.5
Transportation Management Systems	0.4	0.3
Corporate and Other	—	2.5

Total Operating Income	$12.2	$14.2

Orbital reported operating income of $12.2 million in the first quarter of 2005 compared to $14.2 million in the first quarter of 2004. The first quarter of 2004 included a $2.5 million non-recurring gain from the sale of notes received from a former affiliate reported in the corporate and other segment. Excluding this non-recurring gain, operating income grew $0.6 million quarter over quarter, due to a 30% increase in launch vehicles segment income, partially offset by lower income in the satellites and related space systems segment. The increase in launch vehicles segment income was largely attributable to the absence in 2005 of an unfavorable profit adjustment on a Taurus rocket contract in the first quarter of 2004. The decrease in satellites and related space systems segment income was due to lower operating results in the communications satellites product line, partially offset by higher income from science, technology and defense satellite contracts consistent with the revenue growth in this product line. The decline in communications satellites operating results was due to lower activity in 2005 on certain communications satellites which are nearly complete and an operating loss on a communications satellite contract awarded late in 2003.

Net Income

Net income for the first quarter of 2005 was $6.2 million, as compared to $11.5 million in the first quarter of 2004. Adjusted net income, which excludes $3.9 million of non-cash income tax expense, was $10.1 million, or $0.16 adjusted diluted earnings per share, for the first quarter of 2005. First quarter 2005 adjusted net income increased $1.1 million, or $0.02 per share, compared to the first quarter of 2004 excluding a one-time $2.5 million gain.

Orbital Reports First Quarter 2005 Financial Results

Cash Flow and Balance Sheet

The company reported free cash flow of $5.1 million for the first quarter of 2005. Orbital’s unrestricted cash balance was $130.9 million as of March 31, 2005. The company’s cash flow was as follows (in millions):

First Quarter
2005
Net Cash Provided by Operating Activities	$9.5
Capital Expenditures	(4.4)

Free Cash Flow	5.1
Repayment of Debt and Other	(0.1)
Proceeds from Issuance of Common Stock	0.4

Net Increase in Cash	5.4
Beginning Cash Balance	125.5

Ending Cash Balance	$130.9

     Summary balance sheet data as of March 31, 2005 was as follows (in millions):

Assets		Liabilities and Equity
Cash and Equivalents	$130.9	Short-Term Debt	$0.1
Other Current Assets	206.9	Other Current Liabilities	141.2
Property and Equipment	83.3	Long-Term Debt	126.0
Goodwill	55.6	Other Non-Current Liabilities	0.6
Other Assets	191.7	Stockholders’ Equity	400.5

Total Assets	$668.4	Total Liabilities and Equity	$668.4

New Business Highlights

Since the beginning of 2005, Orbital has received approximately $260 million in new firm and option contract bookings. Major bookings included a new commercial communications satellite contract with PanAmSat Corporation and a contract selection to develop and build a NASA-sponsored scientific satellite for Southwest Research Institute. In addition, the company received approximately $30 million of option exercises under existing contracts. As of March 31, 2005, the company’s firm contract backlog was approximately $1.05 billion and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $2.38 billion.

Operational Highlights

Since the beginning of the year, Orbital has carried out six space missions, including a target vehicle launch in February and another target launch in March, plus two space launches, one target launch and one spacecraft operation so far in April. The company also completed and delivered several additional launch vehicles for future uses and completed two transportation management systems contracts since the beginning of 2005.

Orbital Reports First Quarter 2005 Financial Results

Securities Repurchase Program

In April 2005, Orbital’s Board of Directors authorized the purchase of up to $50 million of the company’s outstanding securities over the next 12 months. This repurchase program replaces the program announced in 2004 which expires this month. The company may repurchase its 9% senior notes due 2011, common stock or common stock warrants that expire in 2006, or a combination thereof. Shares of common stock may be purchased from time to time in the open market, block purchase or negotiated transactions. The warrants and notes may be purchased in negotiated transactions. The timing, amount and type of securities to be repurchased will be determined based on the company’s loan covenants, market conditions and other factors. The following outstanding securities are subject to the repurchase program: $126 million of 9% senior notes due 2011; 55.6 million shares of common stock; and approximately 82,000 warrants to purchase approximately 10.0 million shares of common stock with an exercise price of $3.86 per share that expire in August 2006.

2005 Financial Guidance Update

The company reaffirmed its financial guidance, indicating that it expects that 2005 revenues will be in the $700 to $725 million range and operating income margin will be in the 8.0% to 8.5% range. Including non-cash tax expense, the company forecasts 2005 diluted earnings per share in the $0.40 to $0.45 range, based on estimated average diluted shares of 65 to 67 million. The company expects free cash flow of $40 to $45 million for 2005.

Disclosure of Non-GAAP Financial Measures

The following are provided as definitions of non-GAAP (Generally Accepted Accounting Principles) financial measures used by the company within this press release. Orbital does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define these measures differently.

Free cash flow is defined as GAAP net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. Management believes that free cash flow provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt.

Adjusted net income as presented within this press release is computed as GAAP net income (the most directly comparable GAAP financial measure) excluding the portion of income tax expense that will be offset by net operating loss carryforwards and other deferred tax assets. Adjusted diluted earnings per share is equal to adjusted net income divided by diluted shares. Management believes these measures provide investors with a more complete understanding of the company’s financial performance in comparison to prior periods.

About Orbital

Orbital develops and manufactures small space and rocket systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles,

Orbital Reports First Quarter 2005 Financial Results

including low-orbit, geosynchronous and planetary spacecraft for communications, remote sensing, scientific and defense missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also offers space-related technical services to government agencies and develops and builds satellite-based transportation management systems for public transit agencies and private vehicle fleet operators.

A transcript of the earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor

2005 Annual Stockholders Meeting

Orbital’s annual stockholders meeting will be held at 9:00 a.m. on Thursday, April 28, 2005, at the company’s headquarters in Dulles, Virginia. The company will webcast the live audio of the meeting and post any presentation materials on its website at http://www.orbital.com/Investor

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this press release may be forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, product performance and market acceptance of products and technologies, as well as other risk factors and business considerations described in the company’s SEC filings, including the annual report on Form 10-K, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation for updating the information contained in this press release.

— attachments below —

Orbital Reports First Quarter 2005 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(unaudited, in thousands, except per share data)

	First Quarter
	2005	2004
Revenues	$167,149	$151,372
Costs of goods sold	139,338	126,454

Gross profit	27,811	24,918
Research and development expenses	1,032	1,742
Selling, general and administrative expenses	14,562	11,509
Settlement expense (income)	—	(2,538)

Income from operations	12,217	14,205
Other income, net	757	426
Interest expense	(2,780)	(2,909)

Income before income taxes	10,194	11,722
Income taxes	(4,042)	(228)
Net income	$6,152	$11,494

Basic net income per share	$0.11	$0.24

Diluted net income per share	$0.10	$0.18

Shares used in computing basic net income per share	55,157	48,048
Shares used in computing diluted net income per share	63,461	65,370

Orbital Reports First Quarter 2005 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	Dec. 31,
	2005	2004
Assets
Cash	$130,960	$125,504
Receivables, net	155,317	149,480
Inventory	12,931	13,565
Deferred income taxes, net	26,791	26,710
Other current assets	11,891	12,195

Total current assets	337,890	327,454
Property, plant and equipment, net	83,341	83,154
Goodwill	55,551	55,551
Deferred income taxes, net	181,961	185,940
Other non-current assets	9,660	11,671

Total Assets	$668,403	$663,770

Liabilities and Stockholders’ Equity
Short-term borrowings	$102	$161
Accounts payable and accrued expenses	126,361	121,454
Deferred revenues	14,787	19,478

Total current liabilities	141,250	141,093
Long-term debt	126,026	128,375
Other non-current liabilities	625	178
Total stockholders’ equity	400,502	394,124

Total Liabilities and Stockholders’ Equity	$668,403	$663,770

Orbital Reports First Quarter 2005 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	First Quarter
	2005	2004
Net income	$6,152	$11,494
Depreciation and amortization	3,636	3,652
Deferred taxes	3,896	—
Amortization of debt costs	153	234
Changes in assets and liabilities	(4,090)	29,460
Other	(204)	(678)

Net cash provided by operating activities	9,543	44,162

Capital expenditures	(4,467)	(2,628)
Change in cash restricted for letters of credit, net	30	1,567

Net cash used in investing activities	(4,437)	(1,061)

Repayment of debt and other	(77)	(69)
Net proceeds from issuance of common stock	427	2,241

Net cash provided by financing activities	350	2,172

Net increase in cash	5,456	45,273
Cash, beginning of period	125,504	60,900

Cash, end of period	$130,960	$106,173